UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 12, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2007, Samuel R. Saks, M.D. was appointed to serve as a member of the Board of Directors of Cougar Biotechnology, Inc. (“Cougar”). Since 2003, Dr. Saks has served as the Chief Executive Officer of Jazz Pharmaceuticals, Inc., a publicly-held biotechnology company that he co-founded. From 2001 until 2003, he was Company Group Chairman of ALZA Corporation and served as a member of the Johnson & Johnson Pharmaceutical Group Operating Committee. From 1992 until 2001, he held various positions with ALZA Corporation, most recently as its Chief Medical Officer and Group Vice President, where he was responsible for clinical and commercial activities. He also serves on the board of directors of Trubion Pharmaceuticals, a biopharmaceutical company. Dr. Saks is board certified in oncology and received a B.S. and an M.D. from the University of Illinois.

Pursuant to a letter agreement between Cougar and Dr. Saks, upon his appointment, the Company granted to Dr. Saks a 10-year stock option under Cougar’s 2003 Stock Option Plan (the “2003 Plan”) to purchase 45,000 shares of Cougar’s common stock at an exercise price of $23.41 per share. The right to purchase the shares subject to the option vests in five annual installments of 10,000, 12,500, 15,000, 5,000 and 2,500 shares, respectively, commencing on the first anniversary of Dr. Saks’ appointment; provided, that upon a change of control (as that term is defined in the 2003 Plan) the entire option vests and will remain exercisable for the remainder of the 10-year term. This option was issued in lieu of the standard 30,000 share option grant issuable to newly-appointed directors in accordance with the terms of Cougar’s standard compensation plan with non-employee directors. Dr. Saks agreed to forego the next two annual 10,000 share option grants that would be issuable in accordance with the non-employee director compensation plan upon his election by Cougar’s stockholders. Subject to the foregoing, Dr. Saks will otherwise be entitled to receive the compensation and benefits provided by the non-employee director compensation plan. A copy of such plan was attached as Exhibit 10.1 to Cougar’s Current Report on Form 8-K filed June 15, 2007.

A copy of the letter agreement between Cougar and Dr. Saks is attached to this Form 8-K and incorporated herein by reference as Exhibit 10.1.

On September 17, 2007, Cougar’s Board of Directors made the following appointments to serve on its standing committees:

Audit Committee:	Thomas Malley, Harold Meyers and Samuel Saks

Compensation Committee:	Michael Richman, Samuel Saks and Thomas Malley

Nominating & Corporate Governance Committee:	Michael Richman, Harold Meyers and Thomas Malley

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Letter Agreement between Cougar and Samuel R. Saks dated September 5, 2007 and accepted on September 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: September 18, 2007	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Letter Agreement between Cougar and Samuel R. Saks dated September 5, 2007 and accepted on September 12, 2007.